UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2024

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 regarding the Employment Agreement, as defined below, is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2024, NRx Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the appointment of Michael Abrams as the Chief Financial Officer of the Company. Mr. Abrams succeeds Interim Chief Financial Officer Richard Narido, who will continue to support the Company’s financial function and other projects.

Mr. Abrams, age 54, is a senior finance professional with experience serving as an executive officer, investment banker, director and senior advisor. Mr. Abrams has served as the Chief Financial Officer of Arch Therapeutics, Inc., a publicly traded biotechnology company, since May 2021, and is expected to continue in such capacity during the transition to his role as Chief Financial Officer of the Company. Mr. Abrams previously served as the Chief Financial Officer for RiseIT Solutions, Inc. from February 2019 to April 2021, where he helped return the business to profitability, and served as the Chief Financial Officer and as a director of FitLife Brands, Inc., a publicly traded entity focused on the development of functional nutritional supplements that promote an active, healthy lifestyle, from August 2009 to February 2019. Mr. Abrams earned his MBA with Honors from the Booth School of Business at the University of Chicago and received his BBA with Honors from the University of Massachusetts at Amherst as a William F. Field Alumni scholar.

Pursuant to the terms of an employment agreement entered into on November 18, 2024 (the “Employment Agreement”), Mr. Abrams will serve as Chief Financial Officer of the Company for a one-year term, which term shall be automatically extended thereafter for successive one-year terms, until terminated in accordance with the terms of the Employment Agreement. The Employment Agreement provides that Mr. Abrams will receive an annual base salary (“Base Salary”) in the amount of $325,000, subject to an initial period rate of 50% of the Base Salary until the earlier of (i) a Qualified Financing, as defined in the Employment Agreement; or (ii) February 1, 2025, which date may be extended by mutual agreement of Mr. Abrams and the Company.

The Employment Agreement further provides for (i) a grant, pursuant to the terms of the Company’s 2021 Omnibus Incentive Plan (the “Plan”), of 50,000 stock options at an exercise price equal to the closing price of the Company’s common stock on the date announcing the closing of the aforementioned Qualified Financing (the “Options”) at such time as of the aforementioned Qualified Financing occurs, which Options shall vest over a three-year period; (ii) an annual bonus in the amount of up to 40% of the Base Salary amount, to be determined at the discretion of executive management and subject to approval by the Compensation Committee of the Board of Directors of the Company; (iii) reimbursement of reasonable business expenses; and (iv) eligibility to participate in customary benefits offered to other executives of the Company. The Employment Agreement also contains certain non-competition, non-solicitation and confidentiality provisions.

In the event Mr. Abrams’ employment is terminated by either party for any reason, Mr. Abrams will be entitled to: (i) any earned but unpaid Base Salary earned during his employment and applicable to all pay periods prior to the termination date; (ii) any unreimbursed business expenses properly incurred; and (iii) any employee benefits to which Mr. Abrams may be entitled under the Company’s employee benefit plans or programs which Mr. Abrams participates as of the date of termination of Mr. Abrams’ employment. If Mr. Abrams’ employment is terminated other than for Cause within three months of employment, subject to certain conditions set forth in the Employment Agreement (including the execution and non-revocation of a general release of claims), the Company shall provide Mr. Abrams with severance pay equal to the Base Salary for a period of 60 days from the date of termination. If Mr. Abrams’ employment is terminated other than for Cause after three months of employment, subject to certain conditions set forth in the Employment Agreement (including the execution and non-revocation of a general release of claims), the Company shall provide Mr. Abrams with (i) severance pay equal to the sum of the Base Salary at the rate in effect on the date of termination from the date of termination through three months if in the first 90 days of employment, plus one month every two months of further employment, up to a total of 6 months; and (ii) the immediate vesting of all unvested equity compensation.

Except as disclosed herein, there is no arrangement or understanding between Mr. Abrams and any other person pursuant to which he was selected as the Company’s Chief Financial Officer. There are no family relationships between Mr. Abrams and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer and the Company has not entered into any transactions with Mr. Abrams that are reportable pursuant to Item 404(a) of Regulation S-X.

The foregoing summary description of the Employment Agreement with Mr. Abrams is qualified in its entirety by reference to the full text thereof. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

A copy of the Press Release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Michael Abrams and NRx Pharmaceuticals, Inc., dated November 18, 2024
99.1	Press Release, dated November 18, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: November 20, 2024	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Interim Chief Executive Officer